UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under, or incorporated by reference into, Item 5.07 below relating to the amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of BBX Capital Corporation (the “Company”) was held on May 15, 2018. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of fourteen directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2019 Annual Meeting of Shareholders; and (ii) the approval of an amendment (the “Plan Amendment”) to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan (the “Plan”) to increase the number of shares of the Company’s Class A Common Stock available for grant under the Plan from 500,000 shares to 800,000 shares and increase the number of shares of the Company’s Class B Common Stock available for grant under the Plan from 9,500,000 shares to 10,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Plan from 10,000,000 shares to 11,500,000 shares. Pursuant to the Company’s Amended and Restated Articles of Incorporation, holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to one vote per share and 16.9 votes per share, respectively, on each matter presented at the Annual Meeting. With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class was required for a director nominee to be elected. With respect to the proposal to approve the Plan Amendment, the affirmative vote of a majority of the votes cast on the proposal by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class and, in addition, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Class B Common Stock was required for approval. As described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2018 (the “Proxy Statement”), a vote in favor of the Plan Amendment by a holder of the Company’s Class B Common Stock was deemed to constitute a vote in favor of the Plan Amendment and a vote in favor of the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan as a result of the Plan Amendment.

At the Annual Meeting, the Company’s shareholders approved the election of each of the fourteen director nominees.  In addition, the Plan Amendment and the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan as a result of the Plan Amendment were approved by the Company’s shareholders. A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Georgeson LLC, is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	304,023,476	11,123,426	-
John E. Abdo	304,134,798	11,012,104	-
Jarett S. Levan	304,144,890	11,002,012	-
Seth M. Wise	307,376,506	7,770,396	-
Norman H. Becker	306,114,131	9,092,771	-
Steven M. Coldren	304,653,667	10,493,235	-
Darwin Dornbush	305,203,683	9,943,219	-
Willis N. Holcombe	305,601,826	9,545,076	-
Oscar Holzmann	305,246,136	9,900,766	-
Joel Levy	305,124,227	10,022,675	-
William Nicholson	304,515,579	10,631,323	-
Anthony P. Segreto	305,608,308	9,538,594	-
Neil Sterling	304,925,545	10,221,357	-
Charlie C. Winningham, II	306,859,816	8,287,086	-

Proposal 2: Approval of Amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan

Combined Voting Results for Holders of the Company’s Class A Common Stock and Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
298,637,683	14,930,050	1,579,168	-

Voting Results for Holders of the Company’s Class B Common Stock as a Single Class

8
Votes For	Votes Against	Abstentions	Broker Non-Votes
272,537,208	491,908	10,123	-

A description of the Plan, as amended by the Plan Amendment (including a description of the Plan Amendment), is set forth on pages 33 through 39 of the Proxy Statement, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  In addition, the full text of the Plan, as amended by the Plan Amendment, is attached as Appendix A to the Proxy Statement, is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as Amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2018)

99.1Description of BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as Amended (incorporated by reference to pages 33 through 39 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 16, 2018)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2018

BBX Capital Corporation

By: /s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer